FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of nontransferable subscription rights (“Subscription Rights”) to purchase shares of common stock, $0.01 par value per share (“Common Stock”), of First Security Group, Inc. (the “Company”), including the Company's prospectus dated ________, 2013 (the “Prospectus”).

I (we) instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION.)

Box 1:	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2:	Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below:

Number of Shares Being Purchased (the sum of A and C below):
Total Exercise Price Payment Required (the sum of B and D below):

Basic Subscription Privilege

I (we) wish to exercise my (our) full Basic Subscription Privilege, as defined in the Prospectus, or a portion thereof as follows:

	x	$1.50	=	$
(A)		(Subscription price per share)		(B)
Number of shares of Common Stock subscribed for under your Basic Subscription Privilege				Payment due under Basic Subscription Privilege

Over-Subscription Privilege

I (we) have exercised my (our) Basic Subscription Privilege in full and in addition to my (our) Basic Subscription Privilege I (we) wish to subscribe for additional shares of Common Stock under my (our) Over-Subscription Privilege, as defined in the Prospectus, as follows:

	x	$1.50	=	$
(C)		(Subscription price per share)		(D)
Number of shares of Common Stock subscribed for under your Over-Subscription Privilege[1]				Payment due under Over-Subscription Privilege
[1] The maximum number of shares that you may subscribe for under your Over-Subscription Privilege is equal to 3,329,234 shares less the number of shares you subscribed for under your full Basic Subscription Privilege, subject to the limitations described in the Prospectus.

Total Payment

Box 3:	$	Payment in the preceding amount[2] is enclosed or has been/will be wired or otherwise provided in accordance with the instructions set forth in the Prospectus.
[2] The payment amount in Box 3 must equal the total Exercise Price Payment Required, (B) plus (D).

Acknowledgments

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of Beneficial Owner(s)
Signature(s) of Beneficial Owner(s)
Date

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Name:
Capacity (full title):
Address (including Zip Code):

Telephone Number: